                                      MAST0404R  30 year  5.4's        Date:03/29/2004   16:26:50

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 UBS Investment Bank               |CMO Structuring Desk: 212-713-3199 Fax: 212-713-3890              |Pac Bands  I:   0-   0  II:   0-   0  III:   0-   0

 Closing Date: 3/30/2004            |WHOLE  30 year  Pricing Speed: 300 PSA                                      |PacI %: 0.00   Indices:  1ML  1.120

 First Pay: 4/26/2004                  |WAC:5.56   WAM:352.00                                                                  |

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Tranche Name	Bal (MM)	Coupon	Payment Wiindow	Aver. Life	Dur	Tx Yr	Spread bp	Yield	Price %	Description	Day Del	Deal%
1A1	110,582,000	5.25000	4/04-7/11	3.13		3					25	74.54
1A4	7,690,000	5.25000	4/04-1/12	5.35		5					25	5.18
1A5	3,611,000	5.25000	1/12-9/12	8.12		10					25	2.43
1A6	10,000,885	5.25000	9/12-7/33	12.60		10					25	6.74
1A8	5,178,833	5.50000	4/04-7/33	5.10		5					25	3.49
1A7	13,589,976	5.25000	4/09-7/33	10.82		10					25	9.16
1A3	715,262	5.25000	4/09-7/33	10.82		10					25	0.48
A2	750,000	5.25000	4/09-7/33	10.82		10					25	0.51
PO	1,412,877	0.00000	4/04-7/33	5.10		5					25	0.95
!SUB	3,648,000	5.39200	4/04-7/33	10.18		10					24	2.46

Paydown Rules:

Allocate 1A6 accrual amount to 1A4 and 1A5, in that order and then to 1A6;

I. Allocate 0.952381498% to PO, until retired;

   Allcoate 99.04761850% in the following order of priority:

1. Pay 1A2, 1A3, 1A7, pro-rata, the NAS principal distribution amount;

2. Pay 1A1, until retired;

3. Pay 1A4, 1A5 and 1A6, until retired;

4. Pay 1A2, 1A3, 1A7, pro-rata, until retired;

balance(A8) = 3.490908886% * balance of the senior certificates;

The NAS Principal Distribution Amount will be equal to the sum of the NAS percent of the non PO scheduled principal amount and

The NAS percent times the NAS prepay shift of the non PO unscheduled principal amount.

The NAS percent will be zero for the first five years and thereafter will be equal to the (NAS) divided by the balance of the Non PO Certificates.

The NAS prepay shift percent will be zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter.

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 Tot:  10    148,352,000      5.52459               5.23   1.47           -860.7866  12.80

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                      Collateral

 Type            Balance           Coupon     Prepay       WAM   Age    WAC

 WHOLE      152,000,000     5.392        PSA 300     352       7       5.562

 # 1              152,000,000     5.392                           352.0    7.0

The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.

The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the securities and exchange commission.